UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Republic Airways Holdings Inc.'s Annual Meeting of Stockholders held on September 17, 2013, four proposals were voted upon and approved by the Company's stockholders. A description of the proposals and a tabulation of the votes follows:

1.	The vote for the election of seven directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified was as follows:

	For	Withheld	Broker Non-Votes
Bryan K. Bedford	36,197,102	2,198,761	5,707,247
Lawrence J. Cohen	37,378,954	1,016,909	5,707,247
Neal S. Cohen	37,404,492	991,371	5,707,247
Douglas J. Lambert	37,409,474	986,389	5,707,247
Mark L. Plaumann	36,531,252	1,864,611	5,707,247
Richard P. Schifter	37,331,627	1,064,236	5,707,247
David N. Siegel	37,003,930	1,391,933	5,707,247

2.	The advisory (nonbinding) vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
37,586,956	121,397	687,510	5,707,247

3.	The vote to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2013.

For	Against	Abstain
42,355,691	1,054,214	693,205

4.	The vote to approve the amendment and restatement of the Republic Airways Holdings Inc. 2007 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
35,334,664	2,373,326	687,873	5,707,247

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/ Timothy P. Dooley
Name: Timothy P. Dooley
Title: Senior Vice President
and Chief Financial Officer

Dated: September 20, 2013